Exhibit 10.3

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”) dated as of November 17, 2014, is between ELEPHANT TALK EUROPE HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (“Company”) and ATALYA ADMINISTRATIVE LLC, a New York limited liability company, acting in it capacity as Collateral Agent for the benefit of itself and the other Secured Parties party to the Credit Agreement referred to below (in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Company, as borrower (“Borrower”), ELEPHANT TALK COMMUNICATIONS CORP., a Delaware corporation (“Parent”), any subsidiaries of Parent that are guarantors or become guarantors pursuant to Section 8.10 of the Credit Agreement (including Parent, the “Guarantors”, and, together with Borrower, the “Credit Parties”), the lenders from time to time party thereto (the “Lenders”), and ATALYA ADMINISTRATIVE LLC, a New York limited liability company, as Administrative Agent for the Lenders (“Administrative Agent”) and Collateral Agent, Administrative Agent and the Lenders have agreed to extend credit and make certain financial accommodations to Borrower.

WHEREAS as of the date hereof, Company has become a party to that certain U.S. Security Agreement (as defined in the Credit Agreement), pursuant to which the Company has granted to Collateral Agent a security interest and continuing lien on all of Company’s right, title and interest in, to and under all Collateral, including the Trademark Collateral (as defined below), and all Collateral in each case whether now owned or existing or hereafter acquired or arising to secure the prompt and complete payment and performance of all Obligations (as defined in the Credit Agreement) including the obligations of Company under the Credit Agreement;

WHEREAS the parties to the Credit Agreement contemplate and intend that, if an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, Collateral Agent shall have all rights of a secured party in and to the Trademark Collateral and any proceeds thereof, including, without limitation, the right to exercise and enforce its rights remedies under the U.S. Security Agreement and under the other Credit Documents in connection with all of Company’s right, title and interest in the Trademark Collateral; and

WHEREAS pursuant to the Credit Agreement and the U.S. Security Agreement, Company is required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company agrees as follows:

Section 1.	Defined Terms

Unless otherwise defined herein, terms defined in the U.S. Security Agreement and used herein have the meaning given to them in the U.S. Security Agreement.

Section 2.	Grant of Security Interest in Trademarks

The Company hereby grants to Collateral Agent a security interest in all of its right, title and interest in, to and under the Trademarks, including the Trademark listed in Schedule A, in each case whether now owned or hereafter acquired (collectively, the “Trademark Collateral”).

Section 3.	Security for Obligations

This Agreement secures, and the Trademark Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all Obligations.

Section 4.	Security Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Collateral Agent pursuant to the U.S. Security Agreement, and Company hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the U.S. Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the U.S. Security Agreement, the terms of the U.S. Security Agreement shall control.

Section 5.	Recordation

The Company hereby authorizes and requests that the Commissioner for Trademarks and any other applicable United States government officer record this Agreement.

Section 6.	Miscellaneous

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, Company has caused this Trademark Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

ELEPHANT TALK EUROPE HOLDING B.V.

By:	/s/ Mark D.M. Nije
Name: Mark D.M. Nije
Title: Director

ATALYA ADMINISTRATIVE LLC,
as Collateral Agent

By:	/s/ Michael Bogdan
Name: Michael Bogdan
Title: Authorized Signatory